EXHIBIT 99.1

SP Bancorp, Inc. Schedules First Quarter 2014 Earnings and Conference Call for May 7, 2014

PLANO, Texas, April 30, 2014 (GLOBE NEWSWIRE) -- SP Bancorp, Inc. (Nasdaq:SPBC) will announce the company's first quarter 2014 earnings before market on Wednesday, May 7 and will host a conference call at 11:00 a.m. Eastern time (10:00 a.m. Central) that day.

Earnings Release

SP Bancorp, Inc.'s earnings release will be available at approximately 8:00 a.m. Eastern time on the Internet at http://investor.shareplus.com.

Conference Call

Investors and analysts are invited to participate in the conference call. Jeff Weaver, President and CEO, and Suzy Salls, Executive Vice President and Chief Financial Officer, will review the quarter's results and be available for questions following the opening remarks.

Dial-In Information:
Domestic: (877) 317-6789
International: (412) 317-6789
Canada: (866) 605-3852
Conference ID: 10045343

Webcast

The conference call will also be webcast live on the Internet at http://investor.shareplus.com.

Conference Call Playback

A replay of the conference call will be available after 1:00 p.m. Eastern time on Wednesday, May 7, 2014, through 9:00 a.m. on Monday, May 19, 2014. Please dial (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10045343. The conference call playback is also available on the Internet at http://investor.shareplus.com.

The SP Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=23772

CONTACT: INVESTOR CONTACT
         Jeffrey Weaver, President and CEO
         972.931.5311